Exhibit 10.01

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is effective as of June 1, 2013 by and between ENSERVCO CORPORATION, a public Delaware corporation, (the “Company”), and Michael D. Herman (“Herman”), sometimes collectively referred to as the “Parties.”

WITNESSETH

WHEREAS, the Company entered into an employment agreement with Herman on July 27, 2010 (the “Agreement”); and

WHEREAS, at a meeting of the Board of Directors on May 29, 2013, certain terms of the Agreement were amended at the direction of the Company’s Board of Directors and the Parties wish to memorialize those amendments as set forth herein.

NOW, THEREFORE, in consideration of the conditions and covenants set forth, it is agreed that the Agreement be and hereby is amended, effective as June 1, 2013, so that:

A.	Paragraph 2 (“Terms of Employment”) reads as follows:

1.	Term of Employment. Executive’s term of employment under this Agreement will commence on July 27, 2010 and continue until June 30, 2015 (the “End Date”), and on a year-to-year basis thereafter ending each June 30th thereafter (the “Term”), unless: (i) the Company provides the Executive with a notice of non-renewal not less than 60 days before the last day of the then-current Term (as then effective); or (ii) the Agreement is otherwise terminated as described in Section 5 thereof.
B.	Except as specifically amended hereby the Agreement remains in full force and effect.

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Employment Agreement Amend - Herman	Page 1

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as stated above.

ENSERVCO CORPORATION

By: /s/ Rick D. Kasch

Rick D. Kasch, President

Date: May 29, 2013

EXECUTIVE

By: /s/ Michael D. Herman

Michael D. Herman

Date: May 29, 2013

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